Exhibit 10.4

AMENDMENT NO. 1 TO COAL SUPPLY AGREEMENT

THIS AMENDMENT NO. 1 TO COAL SUPPLY AGREEMENT (“Amendment No. 1”), dated as of November 1, 2017, is by and between WESTMORELAND COAL COMPANY, a Delaware corporation ("Westmoreland") and PUBLIC SERVICE COMPANY OF NEW MEXICO, a New Mexico corporation (“Utility” and along with Westmoreland, referred to herein individually as a “Party” and collectively as the “Parties”).
RECITALS
WHEREAS, Utility and Westmoreland are parties to that certain Coal Supply Agreement dated as of July 1, 2015, (the “CSA”) pursuant to which Westmoreland’s wholly-owned subsidiary San Juan Coal Company (“SJCC”) mines and delivers coal for consumption in the San Juan Generating Station (“SJGS”);

WHEREAS, SJCC has advised Utility that SJCC has encountered and expects to continue encountering areas of high sulfur coal in the mine that may be problematic for SJGS operations;

WHEREAS, the Parties desire for SJCC to undertake a sulfur blending program to mitigate the potential issue of high sulfur coal deliveries to SJGS, as set forth in this Amendment No. 1, and to compensate SJCC for the sulfur blending program.

AGREEMENT
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Amendments. Articles 1, 5 and 8 of the CSA are amended as follows:

1.1    Section 1.10 is amended by replacing the definition with:

“Processed Coal” shall mean Mineable Coal, and, as applicable, Non-SJCC Coal that has been processed according to Section 7.3 and, as applicable, coal that has been blended in accordance with the Sulfur Blending Program as set forth in Exhibit P.

1.2    Section 1.27 is hereby amended by renumbering it Section 1.29 and adding the following definitions:

(XX)    “Sulfur Blending Charge”, defined in Section 8.1(I); and

(YY)    “Sulfur Blending Program”, defined in Section 5.2(E).

1.3    Section 1 is hereby amended by adding the following new Sections 1.27 and 1.28:

Section 1.27     Sulfur Blending Price

Exhibit 10.4

The Sulfur Blending Price shall be $0.49 per ton adjusted by the Sulfur Quarterly Price Adjustment.

Section 1.28    Sulfur Quarterly Price Adjustment

The Sulfur Quarterly Price Adjustment shall mean a quarterly adjustment made to the Sulfur Blending Price each calendar quarter during each Contract Year in accordance with the formula and examples set out at Exhibit Q.

1.4    Section 5.2 is hereby amended by adding the following paragraphs as Subsections (E), (F), and (G):

(E)
Sulfur Blending Program. SJCC shall undertake, beginning July 1, 2017 and continuing through the end of the Term, a “Sulfur Blending Program” as set forth in Exhibit P. Payments under this Amendment shall represent the sole form of compensation to SJCC for undertaking the Sulfur Blending Program or any form of high sulfur mitigation required for reliable operation of SJGS, and not subject to reopening, SJCC shall include in its monthly coal billing under Section 8.7(A), the compensation provided for in Section 8.1(I).

(F)
High Sulfur Penalty. In the event that SJCC deliveries over any 5-day (such days being the 24-hr period as described in Section 5.2(B)) rolling period exceeds a weighted-average sulfur content of 1.25%, then a process of mathematically culling daily high sulfur samples from the highest to the lowest sulfur content will be followed for the daily samples making up such 5-day rolling average until the 5-day weighted-average sulfur content is less than or equal to 1.25%. The daily tonnages associated with said daily samples so culled shall be subtracted from the Tier 1 Tonnage Allocation amount for that month for purposes of determining the Sulfur Blending Charge. No daily tonnage and sample may be subject to this removal more than once, so that, if the same daily sample was subject to the culling process above in a subsequent 5-day rolling average review, the tonnage associated with it would not be subject to elimination of the Sulfur Blending Charge more than once. An example calculation of the Sulfur Blending Charge is included in Exhibit Q. Weighing, sampling and analysis of coal for the Sulfur Blending Charge shall be as described in Section 5.3.

Until such time that the on-line analyzer newly installed (2017) in the coal delivery system is fully calibrated, SJCC will continue to provide analysis on 3,000 ton increments from the existing mechanical sampling system. The daily sample during this period will be the weighted average of the daily increments. Following full calibration, SJCC will directly provide real time on-line analyzer measurements to SJGS. For avoidance of doubt, the on-line analyzer measurements are for real time reporting purposes only and

Exhibit 10.4

the Sulfur Blending Charge tonnage adjustment in this Section 5.2(F) will be based solely on daily ASTM certified sampling and analysis of the associated daily tons as determined from the existing mechanical sampling system.

(G)
Sulfur Blending Program Conformance. The matter of whether SJCC is or has been conducting its operations in conformance with the Sulfur Blending Program shall be subject to the dispute resolution provisions of this Agreement.

1.5    Section 8.1 of the CSA, Compensation, is hereby amended by adding the following paragraph as Subsection (I):

(I)
Provided that a payment is due under Section 8.1(A), the following will apply: Utility shall pay to SJCC, on a monthly basis, an amount equal to the monthly Tier 1 Tonnage Allocation amount, multiplied by the applicable Sulfur Blending Price (“Sulfur Blending Charge”). The Sulfur Blending Charge shall be paid on all Tier 1 Tonnage Allocation amounts, provided such tons are delivered to the Utility on an annual basis and subject to the penalty provision of Section 5.2(F), beginning with and including the July 2017 Tier 1 Tonnage Allocation amount, such that the first Sulfur Blending Charge amount due will be based on the then cumulative Tier 1 Tonnage Allocation amount from and including the July 2017 Tier 1 Tonnage Allocation amount. No Sulfur Blending Charge will be payable to SJCC for Tier 1 Tonnage Allocation amounts that occurred prior to July 2017.

1.6    The list of Exhibits and Attachments to the CSA is amended by adding the following:

Exhibit P    Sulfur Blending Program
Exhibit Q    Sulfur Quarterly Price Adjustment

2.	Other Terms and Conditions.
2.1    Full Force and Effect. Except as expressly amended by this Amendment No. 1, all other terms of the CSA remain in full force and effect.

2.2    Counterparts. This Amendment No. 1 may be executed in one or more counterparts, including by facsimile or electronic signature, but each such counterpart shall be deemed an original and all such counterparts shall be deemed one and the same instrument.

2.3    Entire Amendment; Successors and Assigns. This Amendment No. 1 contains the entire understanding of the Parties and supersedes all prior agreements and understandings between the Parties relating to the subject matter herein. This Amendment No. 1 shall be binding upon and inure to the benefit of the Parties’ respective successors and permitted assigns.

Exhibit 10.4

2.4    Condition Precedent: The terms of this Amendment No. 1 shall be effective on the date Westmoreland executes and delivers to PNM the Consent of Guarantor in the form attached to this Amendment No. 1. Notwithstanding the foregoing, Westmoreland will be entitled to payment of the Sulfur Blending Charge retroactively to July 1, 2017.

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 1 as of the date first written above.

PUBLIC SERVICE COMPANY OF NEW MEXICO By: ____/s/ Thomas Fallgren_____________ Name: ____Thomas Fallgren_____________ Its: _______VP PNM Generation__________	WESTMORELAND COAL COMPANY By: ____/s/ Joseph E. Micheletti__________ Name: ____Joseph E. Micheletti__________ Its: _______Chief Operating Officer_______

Exhibit 10.4

Attachment 1
CONSENT OF GUARANTOR
Westmoreland Coal Company, a Delaware corporation, the guarantor of the obligations of San Juan Coal Company under the Coal Supply Agreement pursuant to the guaranty dated July 1, 2015 (the “Guaranty”), hereby consents to the foregoing Amendment No. 1 to the Coal Supply Agreement and agrees that all references in the Guaranty to the Coal Supply Agreement shall be deemed to be references to the Coal Supply Agreement as amended by Amendment No. 1.

WESTMORELAND COAL COMPANY
(corporate seal)
By: _____/s/ Joseph E. Micheletti_______
Name: ______Joseph E. Micheletti______
Title: _____Chief Operating Officer____
Date: ______11/13/2017______________

ATTEST:
By: __/s/ Lauren B. Elan-Aubrey_    __11/13/2017_
Secretary         Date

Exhibit 10.4

EXHIBIT P – SULFUR BLENDING PROGRAM

SJCC shall make all commercially reasonable efforts to conduct the Sulfur Blending Program in order to achieve the following objectives:

1.	SJCC shall endeavor to provide to the Utility, as-delivered coal meeting the following “as-received” sulfur parameters:

a.
“As-received” sulfur content not to exceed 1.1% by weight on a thirty-calendar-day rolling, weighted average basis. The thirty-calendar-day rolling average will be calculated based on the average sulfur content for each day, being a 24-hour period as defined in this Agreement, for days when coal is delivered to the plant.

b.	“As-received” sulfur content not to exceed 1.25% by weight for any 24-hour period of sampling. Such sampling period as defined in Section 5.2 of this Agreement.
SJCC shall take the following actions as part of the Sulfur Blending Program:

1.	Mine Plan Modifications

a.	The gate roads for Panel 405 will be extended so that the set-up room of Panel 405 will be no further west than the set-up rooms for Panels 401 – 404.

b.	The longwall recovery chutes for Panel 405 will be located and driven prior to the completion of Panel 405.

c.	A mine sequence map is attached for reference.

2.	Coal Handling Measures

a.	A longwall uni-di cut, providing limited on face separation of coal and/or rock layers, will be utilized as required when mining high in-situ sulfur content zones.

b.	ROM coal that cannot be delivered directly or blended to achieve the required “as-received” sulfur content will be rejected and hauled to the ash disposal.

c.
ROM coal production that cannot directly meet the 1.1% “as-received” sulfur limitation will be diverted to one of four stockpile locations in the North Field and Juniper Stockpiles for future blending and final delivery to the plant. (See attached flowchart.)

d.	The underground stackout and reject chute will be managed to minimize the risk of contaminating deliverable coal.

Exhibit 10.4

e.	SJCC will update and utilize its Coal Quality Model in planning based on inputs from:

i.	Surface drill holes;

ii.	On-going channel sampling program; and

iii.	Reconciliation of coal quality as determined by lab and on-line analyzer results versus expectations from the Coal Quality Model.

3.	Communication and Reporting

a.	A status update and review of the Sulfur Blending Program will be an agenda item for each Mining Oversight Committee meeting and/or other regularly scheduled joint mine and plant meeting.

b.	The on-line analyzer summary output report will be sent directly to the plant or other SJGS representative as directed by SJGS.

c.	SJCC will continue to put emphasis on maintaining minimal variation to as-delivered sulfur content, similar to emphasis of maintaining minimal variation to BTU content.

d.	SJCC will include a schedule in the Section 8.7(A) invoice that details the following:

i.	The calculation of the Sulfur Blending Charge.

ii.	Details of the Sulfur Quarterly Price Adjustment.

iii.	The Tier 1 Tonnage Allocation used to compute the Sulfur Blending
Charge.

iv.	All applicable taxes and royalties associated with the Sulfur Blending
Charge.

Exhibit 10.4

Planned Mining Sequence

Exhibit 10.4

Coal Flow Sheet:

Exhibit 10.4

EXHIBIT Q

Sulfur Quarterly Price Adjustment Example
Base Value Index Sample Calculation for Q_3 2017

Index Description	Series ID	Value	Weight	Basis
Labor and Benefits	***CEU1021210008***	31.0000	26.00%	Q_3 2017 CSA Value
Medical	***CUUR0000SAM***	474.3600	17.00%	Q_3 2017 CSA Value
Diesel Fuel	***PCU 324110324110***	209.7000	5.00%	Q_3 2017 CSA Value
Electricity	***Actual Price, ¢/KWH***	0.0938	6.00%	Q_3 2017 CSA Value
Fixed Index	***0.625% per Quarter***	1.0643	46.00%	Q_3 2017 CSA Value
Base Index Value		1.000	100.00%	

Sample Index Update for Q_4 2017

Index Description	Series ID	Value	Weight	Basis
Labor and Benefits	***CEU1021210008***	32.0000	26.00%	Q_4 2017 Value
Medical	***CUUR0000SAM***	480.0000	17.00%	Q_4 2017 Value
Diesel Fuel	***PCU 324110324110***	212.0000	5.00%	Q_4 2017 Value
Electricity	***Actual Price, ¢/KWH***	0.0950	6.00%	Q_4 2017 Value
Fixed Index	***0.625% per Quarter***	1.0709	46.00%	Q_4 2017 Value
Base Index Value		1.015	100.00%	

Base Index = ((31/31)×.26)+((473.512/473.512)×.17+((210.8/210.8)×.05)+((.0938/.0938)×.06)+((1.0643/1.0643)×.46)=1.000

Quarterly Composite Index = ((32/31)×.26)+((480.000/474.360)×.17+((212.0/209.700)×.05)+((.095/.0938)×.06)+((1.0709/1.0643)×.46)=1.015

Index Multiplier = Quarterly Composite Index/Base Index = 1.015/1.000 = 1.015

Sulfur Blending Price = Base Price * Index Multiplier = $0.49×1.015 = $0.50/ton

Rounding conventions follow those used in the coal price escalator and unit coal pricing calculations:
Index and multiplier calculations round to three decimal places; Unit pricing calculations round to the nearest cent.
Index and Multiplier values above are hypothetical for purposes of illustration
The Base indice values above per the July 2017 CSA invoicing cycle.